February 23, 1998
To the Shareholders
and Board of Directors
of Salomon Brothers
High Income Fund Inc

In planning and performing
our audit of the financial
statements of Salomon
Brothers High Income
Fund Inc (the "Fund") for
the year ended December
31, 1997, we considered
its internal control,
including control activities
for safeguarding securities,
in order to determine our
auditing procedures for
the purpose of expressing
our opinion on the
financial statements and
to comply with the
requirements of Form
N-SAR, not to provide
assurance on internal
control.The management
of the Fund is responsible
for establishing and
maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of control activities.
Generally, control activities
that are relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with generally
accepted accounting
principles.  Those control
activities include the
safeguarding of assets
against unauthorized
acquisition, use or
disposition.Because of
inherent limitations in
internal control, errors
or irregularities may
occur and not be detected.
Also, projection of any
evaluation of internal
control to future periods
is subject to the risk that
it may become inadequate
because of changes in
conditions or that the
effectiveness of the design
and operation may
deteriorate.Our consideration
of internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards established
by the American Institute
of Certified Public
Accountants.  A material
weakness is a condition in
which the design or
operation of any specific
internal control components
does not reduce to a
relatively low level the risk
that errors or irregularities in
amounts that would be
material in relation to the
financial statements being
audited may occur and not
be detected within a timely
period by employees in the
normal course of
performing their assigned
functions.  However, we
noted no matters involving
internal control, including
control activities for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
December 31, 1997.
This report is intended
solely for the information
and use of management
and the Board of Directors
of the Fund and the
Securities and Exchange
Commission.

PRICE WATERHOUSE LLP